UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 15, 2006
(Date of earliest event reported)

SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྏ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྏ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྏ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྏ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 15, 2006, Sequiam Biometrics, Inc. (“Biometrics”), a wholly-owned subsidiary of Sequiam Corporation, entered into an Exclusive Distribution and Manufacturing Agreement (the “Agreement”) with CJCC (China Jiangsu Construction Corporation). The purpose of the agreement is to govern the distribution of certain biometric products and services of Biometrics (the “Products”), including a biometric personal digital assistant.

In connection with the Agreement, CJCC will act, during the term of the Agreement, as the exclusive distributor of Products in Asia for Biometrics. In addition, Biometrics will act, during the term of the Agreement, as the exclusive biometric designer and manufacturer of the Products for CJCC.

As part of the Agreement, CJCC has purchased 483,871 shares of the restricted common shares of Sequiam Corporation at full market value as of April 15, 2006, pursuant to Regulation S of the Securities Act of 1933, as amended. Also, as part of the agreement, Biometrics must provide three working prototypes of the Products to CJCC on or before June 30, 2006.

The term of the Agreement is five years, expiring on April 15, 2011, and may be renewed for additional 24-month terms unless either party provides the other with written notice of termination at least 90-days prior to the expiration of the then current term.

The agreement is furnished as Exhibit 10.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Exclusive Distribution and Manufacturing Agreement, effective April 15, 2006, by and between Sequiam Biometrics, Inc. and CJCC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date: April 20, 2006	By:	/s/ Mark L. Mroczkowski
	Name:	Mark L. Mroczkowski
	Title:	Senior Vice President and Chief Financial Officer